UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2005

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

As of April 20, 2005, Trinity Industries, Inc. amended and restated its secured Credit Agreement with JPMorgan Chase Bank, individually as a lender and issuing bank and as administrative agent; The Royal Bank of Scotland plc, Wachovia Bank, N.A., and Bank of America, N.A., each as a lender and collectively as syndication agents; and Dresdner Bank AG, New York and Grand Cayman Branches, as a lender and as documentation agent; and certain other lenders party thereto from time to time. The amount of the facility was increased from $250 million to $350 million, the maturity of the facility was extended from three years to five years, and the applicable rate and fees were lowered. Two of the financial covenants, the asset coverage ratio and the capital expenditures limitation, were eliminated, while the permitted leverage ratio was increased.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

April 20, 2005	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Secretary